UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 26, 2015

VTV THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37524	47-3916571
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4170 Mendenhall Oaks Pkwy

High Point, NC 27265

(Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 26, 2015, vTv Therapeutics Inc. (the “Company”) received an exchange notice from a former officer (the “Former Officer”) of its predecessor entities, vTvx Holdings I LLC and vTvx Holdings II LLC, requesting that the Company exchange an aggregate of 1,344,186 shares of its Class B common stock (“Class B Common Stock”) and 1,344,186 nonvoting common units of vTv Therapeutics LLC (“vTv Units”) for 1,344,186 shares of the Company’s Class A common stock (“Class A Common Stock”), pursuant to the terms of the exchange agreement (the “Exchange Agreement”) entered into at the time of the Company’s initial public offering. The Company issued the shares to the Former Officer in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. The Former Officer is subject to a lock-up agreement, with respect to shares of Class A Common Stock, on the same terms as the lock-up agreements entered into by holders of the Class B Common Stock and vTv Units with the representatives of the underwriters in the Company’s initial public offering.

Pursuant to the Exchange Agreement, the remaining 23,655,814 shares of Class B Common Stock (along with a corresponding number of vTv Units) may be exchanged at any time for (i) shares of Class A Common Stock on a one-for-one basis (for a maximum number of 23,655,814 shares of Class A Common Stock) or (ii) cash (based on the market price of the shares of Class A Common Stock), at the Company’s option, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name:	Rudy C. Howard
Title:	Chief Financial Officer

Dated: September 1, 2015

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